UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2025

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1781 Flight Way	Tustin	CA	92782
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) The annual meeting of stockholders of the Company (the “Annual Meeting”) was held on June 12, 2025.
(b) At the Annual Meeting, the Company’s stockholders (i) elected the seven nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (“Election of Directors”), (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Auditor Ratification”) and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2025 (“Advisory Compensation Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Craig A. Barbarosh	190,332,344	5,305,636	185,326	18,401,197
Katie Cusack	195,017,061	588,709	217,536	18,401,197
Michael J. Foster	189,419,170	6,227,492	176,644	18,401,197
Lynne S. Katzmann	190,135,865	5,520,642	166,799	18,401,197
Ann Kono	195,387,002	269,406	166,898	18,401,197
Jeffrey A. Malehorn	194,449,956	1,200,202	173,148	18,401,197
Richard K. Matros	185,611,221	7,741,639	2,470,446	18,401,197

Auditor Ratification

For	Against	Abstain	Broker Non-Votes
212,252,074	1,808,222	164,207	—

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
187,601,132	7,853,769	368,405	18,401,197

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

Date: June 12, 2025	/S/ MICHAEL COSTA
	Name:	Michael Costa
	Title:	Chief Financial Officer, Secretary and Executive Vice President